Exhibit 99.3

Exhibit 99.3

Boston Properties

Computershare +

Computershare Trust Company, N.A.

250 Royall Street

Canton Massachusetts 02021

Telephone 888 485 2389

www.computershare.com

Name

Address

City, State, Zip

Holder Account Number

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example. A B C 1 2 3 X

Direct Stock Purchase Plan - Direct Debit Authorization - Monthly

Dollar Amount:

Funds will be withdrawn on the 25th of the month or next business day. $ , . This plan allows for a minimum amount of $25 with a maximum of $10,000 per month.

Financial Institution Information

A. B.

Please select one. Individual Joint Other Please select one. Checking Account Savings Account

Financial institution account number Financial institution routing number

Note: DO NOT USE A CREDIT CARD. If you do not know your account number or the routing number, please see the reverse side of this form or check with your financial institution. Account numbers must be in numeric format.

Name(s) in which the above account is held

Note: If you are not currently enrolled in this company’s plan, by signing this form, you will automatically be enrolled in the plan for full dividend reinvestment. All your dividends will be used to purchase additional shares.

I/We hereby authorize Computershare to make automatic transfers of funds from the above account in the amount shown. This deduction will be used to purchase shares to be deposited into my/our account. All owners of the financial institution account must sign below.

Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. Date (mm/dd/yyyy)

/ /

Daytime Telephone Number

Please return completed form to:

Computershare

PO BOX 43078

Providence RI 02940-3078

E 5 U E M D B X T +

00H3PA

How to complete this form

1. This company plan offers only monthly deductions. Check the box to confirm your agreement.

2. Amount of automatic deduction: Indicate the amount authorized to transfer from your account to purchase additional shares.

3. Indicate the type of account held with the financial institution.

4. Indicate checking or savings.

5. Print the complete financial institution account number.

6. Print the financial institution routing number from your check or savings deposit slip. If you are using a savings account, contact your financial institution for the routing number.

7. Print the name(s) in which the financial institution account is held.

8. All authorized owners of the financial institution account must sign this form.

SAMPLE CHECK

Name(s) in which account is held

John A. Doe

Mary B. Doe

123 Your Street

Anywhere , U.S.A. 12345 20 63-858 670

PAY TO THE ORDER OF $

Financial institution and branch information

Bank of Anywhere

123 Main Street

Anywhere, USA 12345

FOR SAMPLE (NON-NEGOTIABLE)

123456789 12345678901234567

Routing number Account number

00H3QA